Exhibit 4.1

QUESTAR PIPELINE COMPANY
OFFICERS’ CERTIFICATE
PURSUANT TO SECTIONS 301 AND 303 OF THE INDENTURE

December 6, 2011

The undersigned officers of Questar Pipeline Company, a Utah corporation (the “Company”), hereby certify on behalf of the Company pursuant to Sections 301 and 303 of the Indenture, dated as of August 17, 1998 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), as follows:

1.                                       There is hereby established, pursuant to the resolutions of the Board of Directors of the Company adopted on June 13, 2011, together with the resolutions of the Pricing Committee of the Board of Directors of the Company adopted on December 1, 2011 (collectively, the “Resolutions”), a series of Securities to be issued under the Indenture, which shall have the following terms:

a.                                       The title of the series of Securities shall be 4.875% Senior Notes due 2041 (the “Notes”).

b.                                      The aggregate principal amount of the Notes to be offered and issued under the Indenture shall be $180,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 304, 305, 306, 309, 403, 906, 1106, 1107 or 1203 of the Indenture.  However, such series may be reopened by the Company for issuance of additional Notes of such series, so long as any such additional Notes have the same form and terms (other than the date of issuance, offering and sale prices and, in some cases, the first interest payment date), and carry the same right to receive accrued and unpaid interest, as the Notes of such series theretofore issued.

c.                                       The aggregate principal amount of the Notes shall mature and be payable on December 1, 2041, and shall bear interest from December 6, 2011 at the rate of 4.875% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, to Holders of record at the close of business on the immediately preceding May 15 or November 15, respectively, commencing June 1, 2012.

d.                                      The Notes shall be redeemable at the option of the Company, at any time in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice. If the Company redeems the Notes before June 1, 2041 (the date that is six months prior to the stated maturity date), the Notes will be redeemed at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the form of Note attached hereto as Exhibit A) plus 30 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date (provided that interest payments due on or prior to the Redemption Date will be paid to the Holders of such Notes on the relevant record date). On or after June 1, 2041, the Notes may be redeemed at the Company’s option at any time in whole or in part at a price equal to 100% of the principal amount of the Notes to be redeemed to the Redemption Date, plus accrued and unpaid interest to the Redemption Date.

e.                                       Payment of principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Trustee in Minneapolis, Minnesota, which on the date hereof is located at 625 Marquette Avenue, Minneapolis, Minnesota 55402 or, in the event that certificated Notes are issued or if required by The Depository Trust Company (“DTC”), in The City of New York, New York, maintained for such purpose, or, at the option of the Company, may be made by check mailed to the address of the person entitled to such payments at the address specified on the Security Register.  All payments shall be made in currency and coins of the United States of America recognized as legal tender at the time of payment for payment of public and private debts. Notes may be surrendered for registration of transfer or exchange at the Company’s offices or agencies maintained for such purposes which shall initially be the Corporate Trust Office of the Trustee with respect to the Notes which on the date hereof is located at 707 Wilshire Blvd, 17th Floor, Los Angeles, California 90017, or the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted.

f.                                         The Company has no sinking fund or mandatory redemption obligations applicable to the Notes.

g.                                      The Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

h.                                      If an Event of Default with respect to the Notes shall occur and be continuing, the entire principal amount of the Notes may be declared due and payable on declaration of acceleration of the Maturity in the manner and subject to the conditions provided in the Indenture.

i.                                          There are no deletions from, modifications of or additions to the Events of Default set forth in Section 501 of the Indenture or covenants of the Company set forth in Article Ten of the Indenture pertaining to the Notes, except as set forth below:

(i)                                          Section 501(5) of the Indenture shall be replaced in its entirety to read as follows with respect to the Notes:

“if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder; or”;

and

(ii)                                       The final paragraph of Section 1002 of the Indenture shall be replaced in its entirety with the following with respect to the Notes:

“The Company may also from time to time designate one or more other offices or agencies where the Securities (including any Coupons, if any) of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities (including any Coupons, if any) of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series Minneapolis, Minnesota, and initially appoints the office or agency of the Trustee for such purpose. Pursuant to Section 301(6) of this Indenture, the Company may subsequently appoint a place or places where such Securities may be payable.”.

j.                                          The form of the Note is attached hereto as Exhibit A and the Notes shall have such other terms and provisions as are set forth in the form of Note, all of which terms and provisions are incorporated by reference in and made a part of this Officers’ Certificate and the Indenture as if set forth in full herein and therein.

k.                                       The Notes shall be issued in the form of a single global security with DTC as depositary.  The Notes represented by a global security will be exchangeable for notes in the definitive form, known as certificated notes, only if (i) DTC or its nominee notifies the Company that it is unwilling or unable to continue as depositary for the global security or the Company becomes aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company has not appointed a successor depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) the Company, in its sole discretion, determines to discontinue use of the system of book-entry transfer and to exchange the global security for certificated notes.

l.                                          Section 403 of the Indenture does apply to the Notes.

m.                                    No Notes are to be issuable upon the exercise of warrants.

n.                                      The Trustee is the only trustee for the Notes; the Trustee shall also serve as the Security Registrar and Paying Agent (as such terms are defined in the Indenture) for the Notes unless it is necessary to also maintain such agents in The City of New York.  The Company may appoint additional Paying Agents and Security Registrars and may change any Paying Agent or Security Registrar.

2.                                       Each of the undersigned has read the Indenture, including Section 301 of the Indenture regarding the establishment of a series of Securities as set forth in an Officers’ Certificate and the applicable provisions of the Indenture and the definitions therein relating thereto with respect to the matters covered by this Officers’ Certificate.  In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent to the establishment of a series of Securities and the authentication and delivery of the Notes by the Trustee under the Indenture have been complied with and as to whether, to the best knowledge of each of the undersigned, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Notes has occurred and is continuing.  In the opinion of each of the undersigned, all such conditions precedent have been complied with and, to the best of each of the undersigned’s knowledge, no such Event of Default has occurred and is continuing.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

IN WITNESS WHEREOF, the undersigned have caused this certificate to be executed as of the date first written above.

QUESTAR PIPELINE COMPANY

By:	/s/ Kevin W. Hadlock
	Name:	Kevin W. Hadlock
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Thomas C. Jepperson
	Name:	Thomas C. Jepperson
	Title:	Corporate Secretary

Signature Page to Indenture Officers’ Certificate

EXHIBIT A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

QUESTAR PIPELINE COMPANY

4.875% NOTE DUE 2041

No. 1	$180,000,000

CUSIP No. 74836HAD9

ISIN No. US74836HAD98

QUESTAR PIPELINE COMPANY, a corporation duly organized and existing under the laws of Utah (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Eighty Million Dollars ($180,000,000) on December 1, 2041 and to pay interest thereon from December 6, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2012, at the rate of 4.875% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 4.875% per annum on any overdue principal and premium and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee in Minneapolis, Minnesota, which on the date hereof is located at 625 Marquette Avenue, Minneapolis, Minnesota 55402 or if required by DTC, in The City of New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.  This Security may be surrendered for registration of transfer or exchange at the Company’s offices or agencies maintained for such purposes which shall on the date hereof be the Corporate Trust Office of the Trustee located at 707 Wilshire Blvd, 17th Floor, Los Angeles, California 90017, or the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  December 6, 2011

QUESTAR PIPELINE COMPANY

By:
				Name:	Kevin W. Hadlock
				Title:	Executive Vice President and Chief Financial Officer

Attest:

By:
	Name:	Thomas C. Jepperson
	Title:	Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as successor Trustee

By:

Authorized Signatory

(REVERSE OF SECURITY)

This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 17, 1998 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $180,000,000.

The Securities of this series are subject to redemption at the option of the Company, at any time in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice by first-class mail. If the Company redeems the Securities before June 1, 2041 (the date that is six months prior to the stated maturity date), the Securities will be redeemed by the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Securities of this series being redeemed to the Redemption Date; provided that interest payments due on or prior to the Redemption Date will be paid to the Holders of such Securities on the relevant record date.  On or after June 1, 2041, the Securities may be redeemed at the Company’s option at any time in whole or in part at a price equal to 100% of the principal amount of the Securities to be redeemed to the date of redemption, plus accrued and unpaid interest to the Redemption Date.

As used herein the following terms will have the definitions given below:

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated (on a day count basis) maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Securities of this series.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means at least four primary U.S. Government securities dealers in The City of New York as the Company shall select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m.  New York time on the third business day in The City of New York preceding such Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

There is no sinking fund or mandatory redemption obligation applicable to the Securities of this series.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the entire principal amount of the Securities of this series may be declared due and payable on declaration of acceleration of Maturity in the manner and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security of this series.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Capitalized terms used and not otherwise defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.